Exhibit 10.8

Eighth Amendment to Employment Agreement

This Eighth Amendment to Employment Agreement (this “Amendment”) is entered into as of this 24 day of September 2026 and is effective as of September 1, 2026, by and between Joshua Hexter, an individual residing in Jerusalem, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of August 18, 2019, as amended on September 19, 2021 and as further amended effective July 1, 2022, April 17, 2023, January 8, 2024, November 7, 2024, January 1, 2026 and September 1, 2026 (collectively the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Employment Agreement to increase the Executive’s salary, following the approval of the Compensation Committee of the Board of Directors of Oramed Pharmaceuticals Inc. on September 24, 2026.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) of the Employment Agreement - Salary, the following paragraph is hereby added:

As of September 1, 2026, the Executive’s gross monthly salary for a full-time (100%) position shall be increased by fifteen percent (15%), from NIS 86,761 to NIS 99,775. In light of the reduction of the Executive’s position to 5% of a full-time position pursuant to the Seventh Amendment to the Employment Agreement, the Executive shall be entitled to 5% of such full-time salary, i.e., a gross monthly salary of NIS 4,989 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of September 24, 2026.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Joshua Hexter
Joshua Hexter